Exhibit 99.1

Rain Enhancement Technologies Holdco, Inc. Announces Management Updates and Appointment of Randy Seidl as Chief Executive Officer

Technology Industry Veteran With Over 30 Years Of Enterprise Leadership Experience To Accelerate RET’s Growth And Commercialization Strategy

NAPLES, FL February 3, 2025 – Rain Enhancement Technologies Holdco, Inc. (“RET Holdco” or the “Company”) (Nasdaq: RAIN, RAINW), an emerging company developing rainfall generation technology, today announced that Randy Seidl has been appointed as Chief Executive Officer (“CEO”) of RET Holdco and of its wholly-owned subsidiary, Rain Enhancement Technologies, Inc. (“RET”). Seidl has served as Co-Chief Executive Officer and a member of the Board of Directors since January 2, 2025.

Seidl brings over three decades of experience scaling technology companies and driving revenue growth. He previously served as Senior Vice President and General Manager of Hewlett Packard’s Americas Enterprise Group, Senior Vice President at Sun Microsystems, and held executive leadership positions at EMC Corporation. He has founded several successful technology companies including Sales Community and Revenue Acceleration, focused on accelerating growth for technology companies. Seidl currently serves on multiple corporate boards including Ondas Holdings Inc. (Nasdaq: ONDS) and holds a degree from Boston College’s Carroll School of Management.

As part of this leadership transition, Chris Riley has stepped down from his role as Co-Chief Executive Officer but will continue to serve on the Company’s Board.

“Randy is a well-respected industry veteran with a tremendous track record of success, and I look forward to continue working with him as he assumes his new role and advances our ability to develop and commercialize our ionization rainfall generation technology and ignite new market opportunities,” said Harry You, Chairman of the Board of RET Holdco. “I also want to thank Chris for all he has done for RET, including shepherding the Company through the go-public transaction and providing RET a platform for future success.”

“I am honored to have the opportunity to lead the company as we bring RET’s ionization rainfall generation technology to our pipeline of prospective customers across the energy, agriculture, logistics, transportation, decarbonization, and food industries, as well as supranational organizations, countries and localities,” said Randy Seidl, CEO of RET. “I look forward to leveraging RET’s exceptional market opportunity and to generating value for our customers, employees, and shareholders.”

“I am immensely proud of leading RET during this transformative period for the Company,” said Mr. Riley. “With the strategic foundation and a dynamic leadership team in place, I’m confident RET is on a path toward fulfilling its mission to provide the world with reliable access to water, one of life’s most important resources.”

About Rain Enhancement Technologies Holdco, Inc.

RET was founded to provide the world with reliable access to water, one of life’s most important resources. To achieve this mission, RET aims to develop, manufacture and commercialize ionization rainfall generation technology. This weather modification technology seeks to provide the world with reliable access to water, and transform business, society and the planet for the better.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of other financial, performance and operational metrics and projections of market opportunity; (2) references with respect to the anticipated benefits of the recently-completed business combination between RET Holdco, RET, and Coliseum Acquisition Corp. (the “Business Combination”) and the projected future financial performance of RET; (3) changes in the market for RET’s services and technology, expansion plans and opportunities; (4) the projected technological developments of RET; (5) current and future potential commercial and customer relationships; (6) the ability to operate efficiently at scale; (7) anticipated investments in capital resources and research and development, and the effect of these investments; (8) the ability of RET Holdco to issue equity or equity-linked securities in the future; and (9) the ability to maintain the listing of RET Holdco’s Class A common stock and warrants on Nasdaq following the Business Combination. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of RET’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of RET and RET Holdco. These forward-looking statements are subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Registration Statement on Form S-4, filed with the SEC on November 25, 2024, as amended from time to time, and the other documents that RET Holdco has filed, or will file, with the SEC relating to the Business Combination. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that RET and RET Holdco do not presently know or that RET and RET Holdco currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect RET and RET Holdco’s expectations, plans or forecasts of future events and views as of the date of this press release. RET and RET Holdco anticipate that subsequent events and developments will cause RET and RET Holdco’s assessments to change. However, while RET and RET Holdco may elect to update these forward-looking statements at some point in the future, RET and RET Holdco specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing RET and RET Holdco’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Investors

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Media

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